SECURITIES AND EXCHANGE COMMISSION



                       Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the



                   Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  May 9, 1997


                        McMoRan Oil & Gas Co.




       Delaware               0-23870                72-1266477
       (State or other      (Commission             (IRS Employer
       jurisdiction of       File Number)            Identification
       incorporation or                              Number)
       organization)



                         1615 Poydras Street

                    New Orleans, Louisiana  70112



 Registrant's telephone number, including area code:  (504) 582-4000











Item 5.   Other Events.
     ------------------

The following news release was issued by McMoRan Oil & Gas Co. on May
9, 1997:



NEW ORLEANS, LA., May 9, 1997 -- McMoRan Oil & Gas Co. (NASDAQ:MOXY) today reported that MOXY and MCN Energy Group Inc. (NYSE:MCN) have completed the sale of their interest in West Cameron Block 503 located in the Gulf of Mexico for $7.2 million. MCN had a 60 percent working interest and MOXY had a 40 percent working interest in the block.
MOXY will recognize a $2.3 million gain in the second quarter of 1997 and use its $2.9 million share of the proceeds of the sale to repay borrowings from MCN.

     In 1996, MOXY discovered two gas reservoirs on West Cameron Block 503 with 71 feet of net gas pay in the No. 1 exploratory well. After reviewing the potential reserves and the future capital expenditure requirements to develop the field, MOXY and MCN agreed that it was optimal to sell the property and not proceed with developing the reserves. The sale provides an attractive return and also allows MOXY's staff to focus its attention on other potentially larger opportunities. The purchaser of West Cameron Block 503 plans to install a production platform on an adjacent block to develop reserves in which MOXY does not own a working interest and will use the same platform to develop the reserves on Block 503.

     MOXY continues to generate prospects and evaluate farmin opportunities utilizing its geological and geophysical expertise through the use of 3-D seismic data and state of the art technology. MOXY may enter into other exploration joint ventures in connection with future opportunities that may become available.









                              SIGNATURE

                          ------------------



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              McMoRan Oil & Gas Co.





                              By:   /s/ William J. Blackwell
                                  ----------------------------------
                                        William J. Blackwell
                                            Controller
                                      (authorized signatory and
                                    Principal Accounting Officer)



Date:  May 13, 1997